Execution Version

This PLEDGE AGREEMENT (this “Agreement”), dated as of November 13, 2018, is made by and among SPHERE 3D CORP., a corporation organized under the laws of Ontario, Canada (“Pledgor”), and Overland Storage, Inc., a California corporation (the “Holder”).

RECITALS

WHEREAS, Pledgor has issued a Secured Promissory Note, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Note”) to Holder.

WHEREAS, it is a condition precedent to the making of the Note that Pledgor shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Holder to make the loan evidenced by the Note, Pledgor hereby agrees as follows:

1.      Definitions. Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Note shall have their respective meanings ascribed to them in the Note, and (b) unless otherwise defined in the Note, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

“Collateral” means, collectively, (a) the Pledged Securities and each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, (b) the certificates representing the Pledged Securities, and (c) the dividends, cash, instruments and other property distributed in respect of and other proceeds of any of the foregoing.

“Event of Default” means an event or condition that constitutes an Event of Default as defined in Section 5.1 hereof.

“Exchange Agreement” means that certain Share Exchange and Buy Out Agreement dated on or about the date hereof by and among Pledgor, FBC Holdings S.à r.l., MF Ventures, LLC, and Silicon Valley Technology Partners, Inc.

“Obligations” means, collectively, all Indebtedness and other obligations now owing or hereafter incurred by the Pledgor to the Holder pursuant to the Note and this Agreement.

“Pledged Securities” means all of the shares of capital stock or other equity interest of Silicon Valley Technology Partners, Inc., a Delaware corporation (“SVTP”), whether now owned or hereafter acquired or created, and all proceeds thereof. As of the date hereof, the existing Pledged Securities are listed on the attached Exhibit A.

“Senior Pledge Agreement” means that certain Security and Pledge Agreement dated on or about the date hereof by and between Pledgor and FBC Holdings S.à r.l.

2.      Grant of Security Interest. In consideration of and as security for the full and complete payment of all of the Obligations, Pledgor hereby agrees that the Holder shall at all times have, and hereby grants to the Holder, a security interest in all of the Collateral. For the better protection of the Holder hereunder, Pledgor has executed a transfer power, in the form of the attached Exhibit B, with respect to the Pledged Securities and, concurrently herewith, is depositing the Pledged Securities and the aforesaid transfer power with the Holder. Pledgor authorizes the Holder at any time after the occurrence and during the continuance of an Event of Default, to transfer the Pledged Securities into the name of the Holder or the Holder’s nominee. Notwithstanding any provision or inference herein or elsewhere to the contrary, the Holder shall have no right to vote the Pledged Securities at any time unless and until an Event of Default shall have occurred and be continuing.

3.      Representations and Warranties. Pledgor hereby represents and warrants to the Holder as follows:

3.1.      Pledgor is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Securities, and the Pledged Securities are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor that would include such Pledged Securities, except (i) the security interest created by this Agreement or otherwise securing only the Holder, (ii) the Exchange Agreement, and (iii) the Senior Pledge Agreement.

3.2.      All of the Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

3.3.      Pledgor has full power, authority and legal right to pledge all of the Pledged Securities pursuant to the terms of this Agreement.

3.4.      No consent, license, permit, approval or authorization, filing or declaration with any Governmental Authority, and no consent of any other Person, is required to be obtained by Pledgor in connection with the pledge of the Pledged Securities hereunder, that has not been obtained or made, and is not in full force and effect.

3.5.      The pledge, assignment and delivery of the Pledged Securities hereunder creates a valid second priority lien on, and a second priority perfected security interest in, the Pledged Securities and the proceeds thereof. Other than pursuant to this Agreement and the Senior Pledge Agreement, Pledgor has not granted any other liens on, or security interests in, the Pledged Securities.

3.6.      The Pledged Securities constitute one hundred percent (100%) of the outstanding capital stock or other equity interest of SVTP owned by Pledgor.

3.7.      Pledgor fully anticipates that the Obligations will be repaid without the necessity of selling the Pledged Securities.

3.8.      Pledgor has received consideration that is the reasonably equivalent value of the obligations and liabilities that Pledgor has incurred to the Holder. Pledgor is not insolvent, as defined in any applicable state or federal statute, nor will Pledgor be rendered insolvent by the execution and delivery of this Agreement to the Holder or any other documents executed and delivered to the Holder in connection herewith. Pledgor is not engaged or about to engage in any business or transaction for which the assets retained by Pledgor are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Holder incurred hereunder. Pledgor does not intend to, nor does it believe that it will, incur debts beyond Pledgor’s ability to pay such debts as they mature.

3.9.      If the Pledged Securities are “restricted securities” within the meaning of Rule 144, or any amendment thereof, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as determined by counsel for Pledgor, Pledgor further represents and warrants that Pledgor does not have a short position in or any put or other option to dispose of any securities of the same class as the Pledged Securities or any other securities convertible into securities of such class.

4.      Additional Covenants of Pledgor.

4.1.      Pledgor covenants and agrees to defend the right, title and security interest of the Holder in and to the Pledged Securities and the proceeds thereof, and to maintain and preserve the lien and security interest provided for by this Agreement against the claim and demands of all Persons, so long as this Agreement shall remain in effect.

4.2.      Pledgor covenants and agrees not to sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Securities, or any interest therein, or any proceeds thereof, except for (i) the lien and security interest provided for by this Agreement and any security agreement securing only the Holder, (ii) the Exchange Agreement, and (iii) the Senior Pledge Agreement.

4.3.      Pledgor covenants and agrees (a) to cooperate, in good faith, with the Holder and to do or cause to be done all such other acts as may be necessary to enforce the rights of the Holder under this Agreement, (b) not to take any action, or to fail to take any action that would be adverse to the interest of the Holder in the Collateral and hereunder, and (c) to make any sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales at Pledgor’s expense.

5.      Events of Default and Remedies.

5.1.      The occurrence of an Event of Default, as defined in the Note, shall constitute an Event of Default.

5.2.      The Holder shall at all times have the rights and remedies of a secured party under the U.C.C. and the Consolidated Laws of New York as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement or the Note, or otherwise provided in law or equity.

5.3.      Upon the occurrence and during the continuance of an Event of Default hereunder, the Holder, in its discretion, may sell, assign, transfer and deliver any of the Collateral, at any time, or from time to time. No prior notice need be given to Pledgor or to any other Person in the case of any sale of Collateral that the Holder determines to be declining speedily in value or that is customarily sold in any securities exchange, over-the-counter market or other recognized market, but in any other case the Holder shall give Pledgor no fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, the Holder may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Pledgor hereby waives and releases. After deducting all expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, the Holder may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as the Holder in its sole discretion may deem advisable. Any excess, to the extent permitted by law, shall be paid to Pledgor, and the obligors on the Obligations shall remain liable for any deficiency. In addition, the Holder shall at all times have the right to obtain new appraisals of Pledgor or the Collateral, the cost of which shall be paid by Pledgor.

6.      Power of Attorney. Pledgor hereby authorizes and empowers the Holder to make, constitute and appoint any officer or agent of the Holder as the Holder may select, in its exclusive discretion, as Pledgor’s true and lawful attorney-in-fact, with the power to endorse Pledgor’s name on all applications, documents, papers and instruments necessary for the Holder to take actions with respect to the Collateral after the occurrence and during the continuance of an Event of Default, including, without limitation, actions necessary for the Holder to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any Person or Persons. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

7.      Costs and Expenses. If Pledgor fails to comply with any of its obligations hereunder, the Holder may do so in the name of Pledgor or in the name of the Holder but at Pledgor’s expense, and Pledgor hereby agrees to reimburse the Holder in full for all expenses, including reasonable attorneys’ fees, incurred by the Holder in enforcing its security interest in the Collateral.

8.      Maximum Liability of Pledgor and Rights of Contribution. It is the desire and intent of Pledgor and the Holder that this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of Pledgor under this Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then anything in this Agreement or the Note to the contrary notwithstanding, in no event shall the amount of the Obligations secured by this Agreement by Pledgor exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder) would not render the rights to payment of the Holder hereunder void, voidable or avoidable under any applicable fraudulent transfer law. Pledgor hereby agrees that, in connection with the payments made hereunder, Pledgor shall have a right of contribution from the other Borrower, in accordance with applicable law. Such contribution rights shall be waived until such time as the Obligations have been irrevocably paid in full, and Pledgor shall not exercise any such contribution rights until the Obligations have been irrevocably paid in full.

9.      Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to the addresses set out on the signature pages of the Note. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during a Business Date, such Business Day, otherwise the following Business Day), or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case with telephonic confirmation of receipt. All notices hereunder shall not be effective until received.

10.      No Waiver or Course of Dealing. No course of dealing between Pledgor and the Holder, nor any failure to exercise, nor any delay in exercising, on the part of the Holder, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.      Remedies Cumulative. Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that the Holder may have or acquire by operation of law, by other contract or otherwise. Each right, power or privilege may be exercised by the Holder either independently or concurrently with other rights, powers and privileges and as often and in such order as the Holder may deem expedient. All of the rights and remedies of the Holder with respect to the Collateral, whether established hereby or by the Note, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

12.      Severability. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

13.      Modifications. This Agreement may be amended or modified only by a writing signed by Pledgor and the Holder. No waiver or consent granted by the Holder in respect of this Agreement shall be binding upon the Holder unless specifically granted in writing, which writing shall be strictly construed.

14.      Assignment and Successors. This Agreement shall not be assigned by Pledgor without the prior written consent of the Holder. This Agreement shall be binding upon Pledgor and the successors and permitted assigns of Pledgor, and shall inure to the benefit of and be enforceable and exercisable by the Holder and its respective successors and assigns. Any attempted assignment or transfer without the prior written consent of the Holder shall be null and void.

15.      Termination. At such time as the Obligations (other than inchoate indemnity obligations) shall have been unconditionally paid in full and the Note terminated and not replaced by any other credit facility with the Holder, this Agreement shall automatically terminate. Upon written request of Pledgor, the Holder shall promptly execute and deliver to Pledgor appropriate releases with respect to the Collateral and return all of the Pledged Securities to Pledgor and shall authorize Pledgor and its designees to file such terminations as Pledgor may reasonably request. Pledgor will indemnify the Holder in all respects for all costs incurred by the Holder in connection with such termination.

16.      Entire Agreement. This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings, if any, with respect to the subject matter hereof. If any conflict or inconsistency exists between this Agreement and the Note, the Note shall govern.

17.      Headings; Execution. The headings and subheadings used herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement. This Agreement may be executed by facsimile signature, which, when so executed and delivered, shall be deemed to be an original.

18.      Subordination. Notwithstanding anything to the contrary herein, Holder subordinates to FBC HOLDINGS S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg with R.C.S. number B.142.133, its successors and assigns (“Bank”), any security interest or lien that Holder may have in the Collateral. Notwithstanding the respective dates of attachment or perfection of the security interests of Holder and the security interests of Bank, all now existing and hereafter arising security interests of Bank in the Collateral shall at all times be senior to the security interests of Holder in the Collateral. Holder hereby acknowledges, agrees and covenants that Holder shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Bank’s security interest in the Collateral and (b) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that Bank’s security interest in the Collateral (or any portion thereof) shall be unperfected. Notwithstanding anything herein to the contrary, prior to the termination of the Exchange Agreement and the Senior Pledge Agreement, the requirements of this Agreement to deliver Collateral and any certificates, instruments or documents in relation thereto to Holder shall be deemed satisfied by delivery of such Collateral and such certificates, instruments or documents in relation thereto to Bank.

19.      Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE. The Pledgor hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction and venue of the state and federal courts located in Delaware, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement and (ii) waive to the fullest extent permitted by applicable law the defense of an inconvenient forum in connection therewith. Pledgor hereby irrevocably appoints HVE Inc., a Delaware corporation (the “Process Agent”), with an office at HVE Inc., 100 Executive Ct., Suite 2, Waxahachie, TX 75165 as its agent to receive on behalf of the Pledgor and its property service of copies of the summons and complaints and any other process which may be served in any such action or proceeding. The Pledgor agrees that the Holder may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Obligations any and all information in the Holder’s possession concerning the Pledgor and this Agreement. All notices and other communications to the Pledgor under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail to the Pledgor at the address specified herein or at such other address(es) in the United States as may be specified by the Pledgor in a written notice delivered to the Holder at such office as the Holder may designate for such purpose from time to time in a written notice to the Pledgor.

20.      WAIVER OF JURY TRIAL; FINAL AGREEMENT. EACH OF THE PLEDGOR AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OBLIGATIONS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized representatives as of the date first written above.

SPHERE 3D CORP. as Pledgor

By: /s/ Peter Tassiopoulos
       Name: Peter Tassiopoulos
       Title: President

Acknowledged and agreed:

OVERLAND STORAGE, INC. as Holder

By: /s/ Eric Kelly
       Name: Eric Kelly
       Title: Chief Executive Officer

[Signature Page to Pledge Agreement]

EXHIBIT A

PLEDGED SECURITIES

Entity	Jurisdiction of Subsidiary	Number of Shares	Certificate
Number

Silicon Valley Technology Partners, Inc.	Delaware	1,879,669 shares of Series A Preferred Stock of SVTP	PS A-1

Exhibit A

EXHIBIT B

FORM OF STOCK TRANSFER POWER

FOR VALUE RECEIVED, SPHERE 3D CORP., a corporation organized under the laws of Ontario, Canada, hereby sells, assigns and transfers unto ______________________ (1,879,669) Shares of the Series A Preferred Stock of SILICON VALLEY TECHNOLOGY PARTNERS, INC., a Delaware corporation, standing in its name on the books of said corporation and represented by Certificate No. PS A-1, herewith and does hereby irrevocably constitute and appoint ________________ attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

SPHERE 3D CORP.

Date: ______________	By: _______________________
Name:
Title:

Exhibit B